Exhibit 99.T3A.5

Delaware The First State PAGE 1 I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “ESSAR STEEL ALGOMA INC. USA”, FILED IN THIS OFFICE ON THE TWENTIETH DAY OF MAY, A.D. 2009, AT 1:47 O’CLOCK P.M. A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS. 4689708 8100 090501769 Jeffrey W Bullock, Secretary of State AUTHENTICATION: 7314159 DATE: 05-20-09 You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE of DELAWARE CERTIFICATE of INCORPORATION A STOCK CORPORATION • First: The name of this Corporation is Essar Steel Algoma Inc. USA. • Second: Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400 Street, in the City of Wilmington County of New castle Zip Code 19808. The registered agent in charge thereof is Corporation Service Company. Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware. • Fourth: The amount of the total stock of this corporation is authorized to issue is 100 common shares (number of authorized shares) with a par value of none per share. • Fifth: The name and mailing address of the incorporator are as follows: Name Ian Putnam Mailing Address 199 Bay Street, Commerce Court West, Suite 5300, Toronto Ontario, Canada Zip Code M5L 1B9 • I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 15th day of May, A.D. 2009. BY: (Incorporator) NAME:Ian Putnam (type or print)